                                                                    EXHIBIT 3(a)


            STATE OF NEVADA [SEAL APPEARS HERE] SECRETARY OF STATE



          I, CHERYL A. LAU, Secretary of State of the State of Nevada, do hereby certify that PEGASUS TAX AND FINANCIAL PLANNING SERVICES, INC. did on the THIRD day of DECEMBER, 1993, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by
                                       the law of said State of Nevada.

       [SEAL APPEARS HERE]         IN WITNESS WHEREOF, I have hereunto set my
                                       hand and affixed the Great Seal of State, at my office in Carson City, Nevada, this
                                          THIRD day of DECEMBER A.D. 1993

                                             /s/ Cheryl A. Lau
                                             -----------------------------------
                                                            Secretary of State

                                                  [SIGNATURE ILLEGIBLE]
                                             By --------------------------------
                                                                      Deputy

                           ARTICLES OF INCORPORATION

                                      OF

               PEGASUS TAX AND FINANCIAL PLANNING SERVICES, INC.


KNOW ALL MEN BY THESE PRESENTS:

     That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a Corporation under and pursuant to the laws of the State of Nevada, and we do hereby certify that:


ARTICLE I - NAME:  The exact name of this Corporation is:

               Pegasus Tax and Financial Planning Services, Inc.


ARTICLE II - RESIDENT AGENT:

     The Resident Agent of the Corporation is Max C. Tanner, Esq., The Law Offices of Max C. Tanner, 2950 East Flamingo Road, Suite G, Las Vegas, Nevada 89121.


ARTICLE III - DURATION:   The corporation shall have perpetual existence.


ARTICLE IV - PURPOSES: The purpose, object and nature of the business for which this Corporation is organized are:

     (a)  To engage in any lawful activity;

     (b) To carry on such business as may be necessary, convenient, or desirable to accomplish the above purposes, and to do all other things incidental thereto which are not forbidden by law or by these Articles of Incorporation.


ARTICLE V - POWERS:  The of the Corporation shall be those powers  granted by
78.060 and 78.070 of the Nevada Revised Statutes under which this corporation is formed. In addition, the Corporation shall have the following specific powers:

     (a) To elect or appoint officers and agents of the Corporation and to fix their compensation;

     (b) To act as an agent for any individual, association, partnership, corporation or other legal entity;

     (c) To receive, acquire, hold, exercise rights arising out of the ownership or possession thereof, sell, or otherwise dispose of, shares or other interests in, or obligations of, individuals, associations, partnerships, corporations, or governments;

     (d) To receive, acquire, hold, pledge, transfer, or otherwise dispose of shares of the corporation, but such shares may only be purchased, directly or indirectly, out of earned surplus;

     (e) To make gifts or contributions for the public welfare or for charitable, scientific or educational purposes, and in time of war, to make donations in aid of war activities.


ARTICLE VI - CAPITAL STOCK:

     Section 1.  Authorized Shares.  The total number of shares which this
                 -----------------
     Corporation is authorized to issue is 75,000,000 shares of Common Stock at $.001 par value per share.

     Section 2.  Voting Rights of Shareholders.  Each holder of the Common Stock
                 -----------------------------
     shall be entitled to one vote for each share of stock standing in his name on the books of the corporation.

     Section 3.  Consideration for Shares.  The Common Stock shall be issued for
                 ------------------------
     such consideration, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be non-assessable. The Articles shall not be amended in this particular.

     Section 4.  Pre-emptive Rights.  Except as may otherwise be provided by the
                 ------------------
     Board of Directors, no holder of any shares of the stock of the Corporation, shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class nor or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

     Section 5.  Stock Rights and Options.  The Corporation shall have the power
                 ------------------------
     to create and issue rights, warrants, or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such times and prices as the Board of Directors provide, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the Directors as to the adequacy of consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.


ARTICLE VII - ASSESSMENT OF STOCK: The capital stock of this Corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid up shall ever be assessable or assessed. The holders of such stock shall not be individually responsible for the debts, contracts, or liabilities of the Corporation and shall not be liable for assessments to restore impairments in the capital of the Corporation.


ARTICLE VIII - DIRECTORS: For the management of the business, and for the conduct of the affairs of the Corporation, and for the future definition, limitation, and regulation of the powers of the Corporation and its directors and shareholders, it is further provided:

     Section 1.  Size of Board.  The members of the governing board of the
                 -------------
     Corporation shall be styled directors. The number of directors of the Corporation, their qualifications, terms of office, manner of election, time and place of meeting, and powers and duties shall be such as are prescribed by statute and in the by-laws of the Corporation. The name and post office address of the directors constituting the first board of directors, which shall be One (1) in number are:

          NAME                                          ADDRESS

     Max C. Tanner                               2950 East Flamingo Road
                                                 Suite G
                                                 Las Vegas, NV  89121

     Section 2.  Powers of Board.  In furtherance and not in limitation of the
                 ---------------
     powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:

     (a) To make, alter, amend, and repeal the By-Laws subject to the power of the shareholders to alter or repeal the By-Laws made by the Board of Directors.

     (b) Subject to the applicable provisions of the ByLaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to shareholder inspection. No shareholder shall have any right to inspect any of the accounts, books or documents of the Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the Shareholders of the Corporation;

     (c) To issue stock of the Corporation for money, property, services rendered, labor performed, cash advanced, acquisitions for other corporations or for any other assets of value in accordance with the action of the board of directors without vote or consent of the shareholders and the judgment of the board of directors as to value received and in return therefore shall be conclusive and said stock, when issued, shall be fully-paid and non-assessable.

     (d) To authorize and issue, without shareholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the Corporation, including after-acquired property;

     (e) To determine whether any and, if so, what part, of the earned surplus of the Corporation shall be paid in dividends to the shareholders, and to direct and determine other use and disposition of any such earned surplus;

     (f) To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose;

     (g) To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the Corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations.

     (h) To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which, to the extent permitted by law and authorized by the resolution or the By-Laws, shall have and may exercise the powers of the Board;

     (i) To provide for the reasonable compensation of its own members by By-Law, and to fix the terms and conditions upon which such compensation will be paid;

     (j) In addition to the powers and authority herein before, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation, and of the By-Laws of the Corporation.

     Section 3.  Interested Directors.  No contract or transaction between this
                 --------------------
     Corporation and any of its directors, or between this Corporation and any other corporation, firm, association, or other legal entity shall be invalidated by reason of the fact that the director of the Corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that: (1) the interest of each such director shall have been disclosed to or known by the Board and a disinterested majority of the Board shall have nonetheless ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of N.R.S. 78.140 are met.

ARTICLE IX - LIMITATION OF LIABILITY OF OFFICERS OR DIRECTORS: The personal liability of a director or officer of the corporation to the corporation or the Shareholders for damages for breach of fiduciary duty as a director or officer shall be limited to acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

ARTICLE X - INDEMNIFICATION: Each director and each officer of the corporation may be indemnified by the corporation as follows:

     (a) The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to subsections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

     (d) Any indemnification under subsections (a) and (b) unless ordered by a court or advanced pursuant to subsection (e), must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (i)     By the stockholders;

          (ii) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

          (iii) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (iv) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     (e) Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     (f) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

          (i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection (b) or for the advancement of expenses made pursuant to subsection (c) may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (ii) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.


ARTICLE XI - PLACE OF MEETING; CORPORATE BOOKS: Subject to the laws of the State of Nevada, the shareholders and the Directors shall have power to hold their meetings, and the Directors shall have power to have an office or offices and to maintain the books of the Corporation outside the State of Nevada, at such place or places as may from time to time be designated in the By-Laws or by appropriate resolution.


ARTICLE XII - AMENDMENT OF ARTICLES: The provisions of these Articles of Incorporation may be amended, altered or repealed from time to time to the extent and in the manner prescribed by the laws of the State of Nevada, and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the directors, officers and shareholders are granted subject to this reservation.


ARTICLE XIII - INCORPORATOR: The name and address of the sole incorporator signing these Articles of Incorporation is as follows:


     NAME                                 POST OFFICE ADDRESS

1.   Max C. Tanner                2950 East Flamingo Road, Suite G
                                  Las Vegas, Nevada 89121

     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 2nd day of December, 1993.


                                   /s/ Max C. Tanner
                                   -------------------------------------
                                   Max C. Tanner



STATE OF NEVADA   )
                  ) SS:
COUNTY OF CLARK   )

     On December 2, 1993, personally appeared before me, a Notary Public, Max C. Tanner, who acknowledged to me that he executed the foregoing Articles of Incorporation for Pegasus Tax and Financial Planning Services, Inc., a Nevada corporation.


                                   /s/ June Y. Kelsey
                                   ------------------------------
                                   Notary Public

[NOTARY SEAL APPEARS HERE]

                           CERTIFICATE OF ACCEPTANCE
                       OF APPOINTMENT BY RESIDENT AGENT

IN THE MATTER OF PEGASUS TAX AND FINANCIAL PLANNING SERVICES, INC.

     We, The Law Offices of Max C. Tanner, do hereby certify that on the 2nd day of December, 1993, we accepted the appointment as Resident Agent of the above-entitled corporation in accordance with Sec. 78.090, NRS 1957.

     Furthermore, that the principal office in this state is located at The Law Offices of Max C. Tanner, 2950 East Flamingo Road, Suite G, City of Las Vegas 89121, County of Clark, State of Nevada.

     IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of December, 1993.

                                        THE LAW OFFICES OF MAX C. TANNER


                                        By: /s/ Max C. Tanner
                                            ------------------------------
                                            Max C. Tanner, Esq.
                                            Resident Agent

                              ARTICLES OF MERGER
                                      OF
                             CLINICOR, INC. INTO
               PEGASUS TAX AND FINANCIAL PLANNING SERVICES, INC.

          FIRST:    The name of the surviving corporation is Pegasus Tax and
Financial Planning Services, Inc., and the place of its incorporation is the State of Nevada. The name of the corporation being merged into the surviving corporation is Clinicor, Inc., and the place of its incorporation is the State of Texas. Immediately upon the Consummation of this merger, the name of the surviving corporation shall be changed to "Clinicor, Inc.", and references to "Clinicor" in these Articles of Merger shall mean the surviving corporation.

          SECOND:   The Agreement and Plan of Merger (the "Plan of Merger") was
adopted by the Board of Directors of each of the corporations that is a party to this merger.

          THIRD:    The plan of Merger was approved by the unanimous consent of the stockholders of each of the corporations that is a party to this merger.

          FOURTH:   Article I of the Articles of Incorporation of Pegasus Tax
and Financial Planning Services, Inc. was amended as provided in the Plan of Merger to read as follows:

     "ARTICLE I - NAME: The exact name of this Corporation is:

                                Clinicor, Inc."

          FIFTH:    The complete executed Plan of Merger is on file at the place of business of Clinicor at 307 Camp Craft Road, Suite 200, Austin, Texas 78746, and a copy of the Plan of Merger will be furnished by Clinicor on request and without cost, to any stockholder of any corporation which is a party to this merger.

          SIXTH:    All corporations party to this merger have complied with
laws of their respective jurisdiction of incorporation concerning this merger.

          SEVENTH: Clinicor designates the following address as the address to which the Secretary of State of the State of Nevada is to mail any process served on him or against the corporation: CT Corporation System, One East First Street, Suite 1411, Reno, NV 89501.

Dated: February 18, 1995            PEGASUS TAX AND FINANCIAL PLANNING
       -----------                  SERVICES, INC.

                                    By:  /s/ Arthur P. Haag
                                         ---------------------------------
                                         Arthur Haag
                                         President

        ROSE APOLON
NOTARY PUBLIC. STATE OF TEXAS       By:  /s/ Arthur P. Haag
    MY COMMISSION EXPIRES                ---------------------------------
     MARCH 23. 1998                      Arthur Haag
                                         Secretary

       FILED                CERTIFICATE OF AMENDMENT
 IN THE OFFICE OF THE
SECRETARY OF STATE OF                  OF
THE STATE OF NEVADA
                           ARTICLES OF INCORPORATION
    JUL 15 1996
                                       OF
   No. C15780-93
  /s/ Dean Heller                CLINICOR, INC.
   DEAN HELLER,
 SECRETARY OF STATE

          The undersigned, being the President and Secretary of CLINICOR, INC., do certify and set forth:

          1.   The name of the Corporation is CLINICOR, INC.

          2. The articles of incorporation of said corporation were filed with the Secretary of State on December 3, 1993.

          3. The articles of incorporation are hereby amended to authorize an additional 5,181 shares of Convertible Preferred Stock, without par value.

          4. Article VI, Sections 1 and 2 of the articles of incorporation which set forth the number and designation of authorized shares are amended to read in their entirety as follows:

          "Section 1. Authorized Shares.  The aggregate number of shares which
                      -----------------
the Corporation shall have authority to issue is 75,005,181, of which 75,000,000 shares shall be designated "Common Stock", par value $.001 per share, and 5,181 shares shall be designated "Convertible Preferred Stock", without par value.

          Section 2. Relative Rights.  The following is a statement of the
                     ---------------
designations, preferences, limitations and relative rights in respect of the shares of each class of stock of the Corporation:

          A.   Common Stock
               ------------

          Subject to the rights of the holders of the Convertible Preferred Stock, the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided herein or by law, the holders of the Common Stock shall have full voting rights and powers and each share of Common Stock shall be entitled to one vote.

          B.   Convertible Preferred Stock
               ---------------------------

               Each share of Convertible Preferred Stock shall be subject to the following provisions:

               (1)  Dividends.
                    ---------

                    (a) Right to Receive Dividends.  The holders of the
                         -------------------------
Convertible Preferred Stock shall be entitled to receive, when, if and as declared by the Corporation's Board of Directors, out of funds legally available therefor, cumulative dividends payable as set forth in this Section 1.

                    (b)  Cumulative Dividends and Dividend Payment Dates.
                         -----------------------------------------------
Dividends on the Convertible Preferred Stock shall accrue and shall be cumulative from the date of issuance of the shares of Convertible Preferred Stock (the "Date of Original Issue"), whether or not earned or declared by the Board of Directors of the Corporation. Until paid, the right to receive dividends on the Convertible Preferred Stock shall accumulate, and shall be payable in kind in additional shares of Convertible Preferred Stock, as set forth below, in arrears, on June 30 and December 31 of each year (a "Dividend Payment Date"), commencing on December 31, 1996 (the "Initial Dividend Payment Date") except that if such Dividend Payment Date is not a business day, then the Dividend Payment Date will be the immediately preceding business day.

                    Not later than noon on the business day immediately preceding each Dividend Payment Date, the Corporation shall set aside a sufficient number of shares of Convertible Preferred Stock for the payment of declared dividends and shall deliver such shares of Convertible Preferred Stock to the holders of shares of Convertible Preferred Stock as of the record date for such dividend in payment of such declared dividends on such Dividend Payment Date. Each such dividend declared by the Board of Directors on the Convertible Preferred Stock shall be paid to the holders of record of shares of the Convertible Preferred Stock as they appear on the Stock Register on the record date which shall be the business day next preceding a Dividend Payment Date. Dividends in arrears for any past dividend period may be declared by the Board of Directors of the Corporation and paid on shares of the Convertible Preferred Stock on any date fixed by the Board of Directors of the Corporation, whether or not a regular Dividend Payment Date, to holders of record of shares of the Convertible Preferred Stock as they appear on such Stock Register on the record date, which shall not be greater than 15 days before such Dividend Payment Date, as may be fixed by the Board of Directors of the Corporation. Any dividend payment made on shares of the Convertible Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest dividend period for which dividends have not been paid.

                    Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the shares of Common Stock or any other class or series of capital stock of the Corporation for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid on the Convertible Preferred Stock through the most recent Dividend Payment Date. If full cumulative dividends have not been paid on shares of the Convertible Preferred Stock, all dividends declared on shares of the Convertible Preferred Stock shall be paid pro rata to the holders of outstanding shares of the Convertible Preferred Stock. Holders of the shares of Convertible Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends as set forth in this paragraph. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the Convertible Preferred Stock which may be in arrears.

                   (c)  Dividend Rate.  The dividend rate (the "Dividend Rate")
                        -------------
on each share of Convertible Preferred Stock shall be 8% per share per annum on the Liquidation Preference (as hereinafter defined) of each such share for the period from the Date of Original Issue until the Initial Dividend Payment Date and, for each dividend period thereafter, which shall commence on the last day of the preceding dividend period and shall end on the next Dividend Payment Date, shall be at the Dividend Rate (as adjusted from time to time as hereinafter provided) on such Liquidation Preference and no more. The amount of dividends per share of the Convertible Preferred Stock payable for each dividend period or part thereof shall be computed by multiplying the Dividend Rate for such dividend period by a fraction the numerator of which shall be the number of days in the dividend period or part thereof (calculated by counting the first day thereof but excluding the last day thereof) such share was outstanding and the denominator of which shall be 360 and multiplying the result by the Liquidation Preference. Any such dividend declared shall be payable in kind in additional shares of Convertible Preferred Stock. The Corporation shall issue, in payment of such dividend, such number of shares of Convertible Preferred Stock as will have an aggregate Liquidation Preference equal to the amount of the dividend so payable by the Corporation. In furtherance thereof, the Corporation shall reserve out of the authorized but unissued shares of Convertible Preferred Stock, solely for issuance in respect of the payment of dividends as herein described, a sufficient number of shares of Convertible Preferred Stock to pay such dividends, when, if and as declared by the Board of Directors of the Corporation. Notwithstanding anything to the contrary contained herein, from and after the fifth anniversary of the Date of Original Issue, the Dividend Rate shall increase to 10% per annum on the Liquidation Preference of the shares of Convertible Preferred Stock, and thereafter, the Dividend Rate shall increase by an additional 2% per annum on each successive Dividend Payment Date. All such dividends accruing from and after the fifth anniversary of the Date of Original Issue shall be payable in cash.

                    (d)  Purchase of Convertible Preferred Stock if Dividends
                         ----------------------------------------------------
are in Arrears.  So long as any shares of the Convertible Preferred Stock are
--------------
outstanding, the Corporation may not purchase or otherwise acquire for any consideration (except through a redemption of all the outstanding shares of the Convertible Preferred Stock) any shares of the Convertible Preferred Stock during any period when dividends on the Convertible Preferred Stock are in arrears for any past dividend period.

               (2)  Voting Rights.
                    -------------

                    (a) Except as otherwise provided herein or by law, the holders of Convertible Preferred Stock shall have full voting rights and powers, and they shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, voting together with the holders of Common Stock as one class; provided, however, that solely with respect to the right to elect and remove directors, the holders of the Convertible Preferred Stock shall not be entitled to vote pursuant to this Section 2(a). The provisions of Section 2(b) hereof shall govern the rights of the holders of Convertible Preferred Stock with respect to the election and removal of directors. Each holder of shares of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred stock could be converted. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                    (b) In addition to the rights specified in Section 2(a) and
Section 4 hereof, the holders of the Convertible Preferred Stock, voting separately as one class, shall have the exclusive and special right at all times to elect that number of directors to the Board of Directors of the Corporation as is proportional to the percentage ownership of the Corporation's shares of Common Stock, assuming conversion of all shares of Convertible Preferred Stock then outstanding and at all times to remove such directors. Such directors shall be elected by the vote of the holders of a majority, and removed by the vote of the holders of two-thirds (2/3), of the shares of Convertible Preferred

Stock then outstanding. The right of holders of the Convertible Preferred Stock contained in this Section 2(b) may be exercised either at a special meeting of the holders of Convertible Preferred Stock, or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. Upon the written request of the holders of record of at least 33-1/3% of the Convertible Preferred Stock then outstanding, the Secretary of the Corporation shall call a special meeting of the holders of Convertible Preferred Stock for the purpose of (i) removing any director elected pursuant to this Section 2(b) and/or (ii) electing directors to fill a vacancy in the directorship authorized to be filled by the holders of Convertible Preferred Stock pursuant to this Section 2(b). Such meeting shall be held at the earliest practicable date.

                    At any meeting held for the purpose of electing or removing directors at which the holders of Convertible Preferred Stock shall have the right to elect or remove directors as provided in this Section 2(b), the presence, in person or by proxy, of the holders of record of two-thirds (2/3) of the Convertible Preferred Stock then outstanding shall be required to constitute a quorum of the Convertible Preferred Stock for such election.

                    A vacancy in the directorship to be elected by the holders of Convertible Preferred Stock pursuant to this Section 2(b) may be filled only by vote or written consent in lieu of a meeting of the holders of a majority of the shares of Convertible Preferred Stock then outstanding and may not be filled by the remaining directors.

               (3)  Rights on Liquidation.
                    ---------------------

                    (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a "Liquidation"), before any distribution of assets of the Corporation shall be made to or set apart for the holders of Common Stock, the holders of Convertible Preferred Stock shall be entitled to receive payment out of such assets of the Corporation in an amount equal to $1,000 per share of Convertible Preferred Stock (such amount being referred to as the "Liquidation Preference" for the Convertible Preferred Stock), plus any accumulated and unpaid dividends thereon (whether or not earned or declared) on the Convertible Preferred Stock. If the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock shall not be sufficient to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of Convertible Preferred Stock based on the aggregate Liquidation Preferences of the shares of Convertible Preferred

Stock held by each such holder. If the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock shall exceed the distribution required to be made to the holders of Convertible Preferred Stock as herein described, such excess assets shall be distributed pro-rata among the holders of Common Stock.

                    (b) Unless such event has been approved by the holders of at least 66 2/3% of the shares of Convertible Preferred Stock in accordance with
Section 4 below, a merger or consolidation including the Corporation and a sale, lease, transfer or other disposition of all or substantially all of the assets of the Corporation shall be deemed a Liquidation.


               (4) Actions Requiring the Consent of Holders of Preferred Stock.
                   -----------------------------------------------------------
As long as any shares of Convertible Preferred Stock are outstanding, the consent of the holders of at least 66-2/3% of the shares of Convertible Preferred Stock at the time outstanding, voting separately as a class, given in person or by proxy, either in writing without a meeting or by vote at a meeting called for the purpose, shall be necessary for effecting or validating any of the following transactions:

                    (a) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation, as amended, or the By-laws of the Corporation which (i) increases the number of authorized shares of the Convertible Preferred Stock, (ii) adversely affects the rights, preferences or powers of the Convertible Preferred Stock or of the holders thereof, (iii) decreases the required time for the giving of any notice to which the holders of Convertible Preferred Stock may be entitled, or (iv) amends, alters or repeals
Section 4(g) hereof;

                    (b) The authorization or creation of, or the increase in the number of authorized shares of any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of preferred stock (or any action which would result in another series of preferred stock);

                    (c) Any merger or consolidation including the Corporation, or any sale, lease, transfer or other disposition of all or substantially all of the assets of the Corporation;

                    (d) Any Liquidation of the Corporation;

                    (e) The declaration or payment of any dividends to the holders of Common Stock of the Corporation or any other class of capital stock of the Corporation, other than the Convertible Preferred Stock;

                    (f) The repurchase or redemption of any shares of capital stock of the Corporation, other than the redemption of the Convertible Preferred Stock as herein provided; or

                    (g) Any increase in the number of directors of the Corporation.

                    In furtherance and not in limitation of the foregoing, the Corporation shall not in any manner, whether by amendment of the Articles of Incorporation (including, without limitation, any Certificate of Designation), merger, reorganization, recapitalization, consolidation, sale of assets, sale of stock, tender offer, dissolution or otherwise, directly or indirectly, take any action, or permit any action to be taken, solely or primarily for the purpose of increasing the value of any class of stock of the Corporation if the effect of such action is reasonably likely to reduce the value, security, rights or preferences of the Convertible Preferred Stock.

               (5)  Redemption.
                    ----------

                    (a) Following notice pursuant to paragraph 5(b)(ii) hereof given to all holders of Convertible Preferred Stock during the period (the "Redemption Period") commencing July ___, 1998 and continuing for so long as shares of Convertible Preferred Stock are outstanding, the Corporation may at the option of the Board of Directors, redeem in whole or in part the shares of Convertible Preferred Stock subject to the right of the holder of Convertible Preferred Stock to convert the same into shares of the Corporation's Common Stock, as herein described. The Corporation shall effect any such redemption by paying in cash for each such share to be redeemed an amount equal to the Liquidation Preference, per share, plus any accumulated and unpaid dividends thereon (whether or not earned or declared) on such shares to the Redemption Date (as hereinafter defined) (such total amounts are hereinafter referred to as the "Redemption Price").

                    (b) (i) In the event of any redemption pursuant hereto, the Corporation shall effect such redemption as follows. The number of shares subject to redemption shall be allocated pro rata among the holders of outstanding shares of Convertible Preferred Stock based upon the number of shares held by each such holder.

                         (ii) During the Redemption Period, and at least 30 but
no more than 60 days prior to the date fixed for any redemption of Convertible Preferred Stock (the "Redemption Date"),
written notice shall be mailed by first-class certified or registered mail, return receipt requested, postage prepaid, to each holder of record of Convertible Preferred Stock to be redeemed, notifying such holder of the redemption to be effected, specifying the Redemption Date, the Redemption Price, the place at which payment may be obtained and the date on which such holder's rights to convert such Convertible Preferred Stock into Common Stock shall terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in
Section 5(b)(iii), on or after the Redemption Date, each holder of Convertible Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled; provided, however, that the holder of any shares
                                --------  -------
of Convertible Preferred Stock shall have the right, at any time prior to the close of business on any Redemption Date as may have been fixed in any Redemption Notice with respect to such shares, to convert such shares into shares of Common Stock in accordance with Section 6 below. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                         (iii) From and after the close of business on the
Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the shares of Convertible Preferred Stock designated for redemption as holders of Convertible Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                         (iv) Three days prior to the Redemption Date, the
Corporation shall deposit the Redemption Price of all outstanding shares of Convertible Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the Corporation shall deposit irrevocable instructions and authorize such bank or trust company to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price of the Convertible Preferred Stock to the holders thereof upon surrender of their certificates.

Any monies deposited by the Corporation pursuant to this Section 5(b)(iv) for the redemption of shares which are thereafter converted into shares of Common Stock pursuant to Section 6 hereof no later than the close of business on the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any monies deposited by the Corporation pursuant to this Section 5(b)(iv) remaining unclaimed at the expiration of two years following the Redemption Date shall thereafter be returned to the Corporation, provided that the shareholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Convertible Preferred Stock and payment of any bond requested by the Corporation, to receive such monies but without interest from the Redemption Date.

                    (c)  Redemption of Convertible Preferred Stock if Dividends
                         ------------------------------------------------------
are in Arrears.  Notwithstanding the provisions of this Section 5, shares of the
--------------
Convertible Preferred Stock may not be redeemed, other than in whole, unless, at the Redemption Date, all accumulated and unpaid dividends on the outstanding shares of the Convertible Preferred Stock for all past dividend periods shall have been or are being contemporaneously paid or declared and set apart for payment.

                    (d)  Status of Redeemed or Purchased Shares.  Any shares of
                         --------------------------------------
the Convertible Preferred Stock at any time purchased, redeemed or otherwise acquired by the Corporation shall not be reissued and shall be retired.

               (6)  Conversion.
                    ----------

                    (a) Right to Convert.  The holder of any share or shares of
                        ----------------
Convertible Preferred Stock shall have the right at any time, at such holder's option, to convert all or a portion of such shares of Convertible Preferred Stock held by such holder into such number of fully paid and non assessable shares of Common Stock as is determined by dividing (i) the aggregate Liquidation Preference of the shares of Convertible Preferred Stock to be converted by (ii) the Conversion Value (as hereinafter defined) then in effect for such Convertible Preferred Stock. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Convertible Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion, the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined in good faith by the Board of Directors of the Corporation.

                    (b) Mechanics of Conversion. Such right of conversion shall
                        -----------------------
be exercised by the holder of shares of Convertible Preferred Stock by giving prior written notice to the

Corporation (the "Conversion Notice") that such holder elects to convert a stated number of shares of Convertible Preferred Stock (the "Conversion Shares") into shares of Common Stock on the date specified in the Conversion Notice (which date shall not be earlier than the date of the Conversion Notice), and by surrender of the certificate or certificates representing such Conversion Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses) in which the certificate or certificates for Common Stock shall be issued. Promptly after the receipt of the Conversion Notice and surrender of the Conversion Shares, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Conversion Shares or his nominee or nominees, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Conversion Shares. Such conversion shall be deemed to have been effected as of the close of business on the date specified in the Conversion Notice, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on such date.

                    (c) Common Stock Reserved. The Corporation shall at all
                        ---------------------
times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock at the time outstanding. All such shares of Common Stock shall have either been listed or approved for listing subject to official notice of issuance with the National Association of Securities Dealers Automated Quotation System, if such shares are then listed thereon, or on such other securities exchange as such shares may be listed on at the time in question. Such shares shall also have been registered under the Securities Exchange Act of 1934, as amended.

                    (d) Conversion Value. The initial conversion value for the
                        ----------------
Convertible Preferred Stock shall be $1.50 per share of Common Stock, such value to be subject to adjustment in accordance with the provisions of this Section 6(d). Such conversion value in effect from time to time, as adjusted pursuant to this Section 6(d), is referred to herein as a "Conversion Value." All of the remaining provisions of this Section 6(d) shall apply separately to each Conversion Value in effect from time to time with respect to Convertible Preferred Stock.

                         (i) In the event the Corporation shall, at any time or
from time to time, issue or sell any shares of Common Stock (including treasury shares), other than any such sales pursuant to options or warrants that are outstanding as of the date hereof, for a consideration per share less than the Conversion Value in effect for the Convertible Preferred Stock immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Value for the Convertible Preferred Stock shall be reduced to a price equal to the consideration per share paid for such Common Stock. For purposes of this paragraph (d)(i), the following provisions shall also be applicable:

                              (A) In the event the Corporation shall, in any
manner, grant any right to subscribe for or to purchase, or any option for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities"), whether or not such rights or options are immediately exercisable, and the minimum price per share for which Common Stock is issuable pursuant to such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Value in effect for the Convertible Preferred Stock, immediately prior to the time of the granting of such rights or options, then for the purposes of determining the Conversion Value for the Convertible Preferred Stock, the Corporation shall be deemed to have issued shares of Common Stock at such price per share as of the date of granting of such rights or options, and the adjustment of the Conversion Value required by this paragraph
(d)(i) shall be made as of the date of granting of such rights or options; provided, however, that no further adjustment of such Conversion Value shall be
--------  -------
made upon the actual issue of Common Stock or Convertible Securities upon the exercise of such rights or options or upon the issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                              (B) In the event the Corporation shall in any
manner issue or sell any Convertible Securities, whether or not the rights to convert or exchange thereunder are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation in consideration of the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon conversion or exchange thereof by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Value in effect for the Convertible Preferred Stock immediately prior to the time of the issue or sale of such Convertible Securities, then for purposes of determining the Conversion Value for such Convertible Preferred Stock, the Corporation shall be deemed to have issued shares of Common Stock at such price per share as of the date of the issue or sale of such Convertible Securities, and the adjustment of the Conversion Value required by this paragraph (d)(i) shall be made as of the date of the issue or sale of such Convertible Securities; provided, however,
                                                              --------  -------
that no further adjustment of such Conversion Value shall be made upon the actual conversion or exchange of such Convertible Securities.

                              (C) In the event any shares of Common Stock or
Convertible Securities or any rights or options to purchase any such stock or securities shall be issued for cash, the consideration received therefor, less any out-of-pocket expenses incurred and any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith, shall be deemed to be the amount of consideration received by the Corporation therefor. The Board of Directors of the Corporation shall determine (irrespective of any treatment thereof on the books of account of the Corporation) the fair value of any consideration other than money received upon any such issue, and shall, in case any of the foregoing is issued with other stock, securities or assets of the Corporation determine in good faith what part of the consideration received therefor is applicable to the issue of the Common Stock, Convertible Securities or rights or options for the purchase thereof.

                         (ii) Notwithstanding the provisions of paragraph (d)(i)
hereof, in the event the Corporation shall, at any time, issue any shares of Common Stock (A) by stock dividend or any other distribution upon any stock of the Corporation payable in Common Stock or in Convertible Securities or (B) in subdivision of its outstanding Common Stock, by reclassification or otherwise, the Conversion Value then in effect shall be reduced proportionately, and, in like manner, in the event of any combination of shares of Common Stock, by reclassification or otherwise, the Conversion Value then in effect shall be proportionately increased.

                         (iii) If any capital reorganization or reclassification
of the Common Stock of the Corporation, or consolidation or merger of the Corporation with or into another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful or adequate provision shall be made whereby the holders of Convertible Preferred Stock shall thereafter have the right to receive, in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the exercise of their conversion rights, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon the exercise of such rights had such reorganization, reclassification, consolidation, merger or sale not taken place, and, in such case, appropriate provision shall be made with respect to the rights and interests of the holders of Convertible Preferred Stock to the end that such conversion rights (including, without limitation, provisions for adjustment of the Conversion Value) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof. The Corporation shall not effect any such consolidation, merger or sale without the consent of the holders of Convertible Preferred Stock as herein described.

                         (iv) In the event that (A) there shall be any decrease
in the purchase price provided for in any right or option referred to in paragraph (d)(i)(A) hereof or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (d)(i)(A) hereof or paragraph (d)(i)(B) hereof, or (B) there shall be any increase in the rate at which any Convertible Securities referred to in paragraph (d)(i)(A) hereof or paragraph (d)(i)(B) hereof are convertible into or exchangeable for shares of Common Stock, the Conversion Value in effect at the time of such decrease or increase shall forthwith be reduced to the Conversion Value which would have been in effect at such time had such outstanding rights or options or Convertible Securities provided for such decreased purchase price or additional consideration or increased conversion rate, as the case may be, at the time initially granted, issued or sold.

                         (v) Each adjustment in each Conversion Value shall be
calculated to the nearest cent.

                         (vi) If any event occurs as to which in the opinion of
the Board of Directors the other provisions of this Section 6(d) are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the Convertible Preferred Stock in accordance with the intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such intent and principles, so as to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing any Conversion Value as otherwise determined pursuant to this Section 6(d) except in the event of a combination of shares of the type contemplated in paragraph (d)(ii) hereof and then in no event in an amount greater than such Conversion Value as adjusted pursuant to paragraph (d)(ii) hereof.

                    (e) Stock Transfer Taxes. The issue of stock certificates
                        --------------------
upon conversion of the Convertible Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issue. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any of the Convertible Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                    (f) Certificate as to Adjustments. Upon the occurrence of
                        -----------------------------
each adjustment or readjustment of the Conversion Value, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Value at the time in effect for the Convertible Preferred Stock and
(iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the conversion of Convertible Preferred Stock owned by such holder.

                    (g) Notices of Record Date. In the event Of any fixing by
                        ----------------------
the Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Convertible Preferred Stock at least thirty (30) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

                    (h) Notices.  Any notice required by the provisions of this
                        -------
Section 6 to be given to the holders of shares of Convertible Preferred Stock shall be deemed given upon receipt if personally delivered with receipt acknowledged, or upon receipt if delivered by a reputable overnight courier service or by United States first-class certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

               (7) Purchase Rights.  If at any time the Corporation grants,
                   ---------------
issues or sells any options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the "Purchase Rights"), then each holder of Convertible Preferred Stock will be entitled to acquire upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Convertible Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

               (8)  Defaults.
                    --------

                    In the event of a default by the Corporation in the payment of any dividend on a Dividend Payment Date, whether or not earned or declared, each director elected by the holders of the Convertible Preferred Stock pursuant to Section 2(b) hereof shall have the absolute right, immediately upon the occurrence of any such default, to cast two votes on all matters as to which the directors are entitled to vote, while each director elected by the holders of Common Stock shall have the right to cast one vote with respect to such matters. The Corporation shall give immediate written notice to the holders of Convertible Preferred Stock of the occurrence of any default specified herein."

          5. Article IX of the articles of incorporation, which limits the personal liability of a director or officer to the Corporation or the Shareholders, is amended to read in its entirety as follows:

               "The personal liability of a director or officer of the Corporation to the Corporation or the Shareholders for damages for breach of fiduciary duty as a director or officer shall be limited to (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of N.R.S. 78.300."

          6. The amendment effected herein was authorized by resolutions adopted by the unanimous written consent dated July __, 1996 of the Board of Directors pursuant to Section 78.315 of the General Corporation Law of the State of Nevada. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the articles of incorporation is 4,086,400; the said changes and amendment have been consented to and approved by written consent setting forth the action so taken and signed by the holders of a majority of the outstanding shares entitled to vote thereon pursuant to Section 78.325 of the General Corporation Law of the State of Nevada.

          IN WITNESS WHEREOF, we have executed this Certificate and affirm that the statements made herein are true under the penalties of perjury, this 11th day of July, 1996.

                                 CLINICOR, INC.



                                  By:/s/ Thomas P. O'Donnell
                                     --------------------------------
                                            President


                                  By:/s/ Robert S. Sammis
                                     --------------------------------
                                            Secretary

STATE OF TEXAS      )
                                 : ss.:
COUNTY OF TRAVIS    )

          On the 11th day of July, 1996, before me came Thomas P. O'Donnell to me known, who being by me duly sworn did depose and say that he resides at 2600 Lake Austin Blvd. #16204, city of Austin, state of Texas; that he is the President of Clinicor, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that it was so affixed by the order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                 /s/ Elizabeth Kay Hays
                                 ------------------------------

                                 _________________ County
                                 [SEAL] ELIZABETH KAY HAYS
                                        NOTARY PUBLIC STATE OF TEXAS
                                        MY COMMISSION EXPIRES
                                        OCT. 31, 1996


STATE OF TEXAS      )
                                 : ss.:
COUNTY OF TRAVIS    )

          On the 11th day of July, 1996, before me came Robert S. Sammis to me known, who being by me duly sworn did depose and say that he resides at 3709 Gilbert, city of Austin, state of Texas; that he is the Secretary of Clinicor, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that it was so affixed by the order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                 /s/ Elizabeth Kay Hays
                                 ------------------------------

                                 _________________ County
                                 [SEAL] ELIZABETH KAY HAYS
                                        NOTARY PUBLIC STATE OF TEXAS
                                        MY COMMISSION EXPIRES
                                        OCT. 31, 1996

                                STATE OF NEVADA
                              SECRETARY OF STATE

                        I hereby certify that this is a
                        true and complete copy of
                        the document as filed in this
                        office.

                                  JUL 15 '96

                                /s/ DEAN HELLER
                                  DEAN HELLER